SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2007

SALARY.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

001-33312	04-3465241
(Commission file number)	(I.R.S. employer identification no.)

195 West Street, Waltham, Massachusetts 02451

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (781) 464-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously reported in the Current Report on Form 8-K filed by Salary.com, Inc. (“Salary.com”) on July 31, 2007, Salary.com entered into an Asset Purchase Agreement with ITG Competency Group, LLC (“ITG”) and Douglas W. Crisman, to acquire all of the assets of ITG (the “Acquisition”). ITG is a leader in the competency model content business. On August 3, 2007, Salary.com completed the Acquisition of ITG’s assets and paid $1,000,000 in cash and $500,000 in newly issued shares of Salary.com common stock. Salary.com previously had paid $250,000 in cash upon execution of the Asset Purchase Agreement, and $250,000 in cash will be paid on April 1, 2008. The number of shares of Salary.com common stock issued (38,565 shares) was determined based on the average closing sales price of Salary.com’s common stock for the 10 trading days prior to the closing date. In addition, ITG is eligible to earn additional consideration of up to $1,000,000 which would be paid half in cash and half in shares of Salary.com common stock, based on meeting certain performance targets during the first two years after the closing of the Acquisition. If sales of ITG products exceed these performance targets during such two year period, ITG will be eligible to receive additional payments of cash and Salary.com common stock equal to a percentage of the dollar value of sales of ITG products.

The foregoing description of the Acquisition and the Asset Purchase Agreement is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which was filed as an exhibit to Salary.com’s Current Report on Form 8-K filed on July 31, 2007.

On August 8, 2007, Salary.com issued a press release announcing the closing of the Acquisition. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 3.02.	Unregistered Sales of Equity Securities.

As previously reported in the Company’s Current Report on Form 8-K filed on July 31, 2007, Salary.com agreed to issue, in connection with the acquisition of the assets of ITG, $500,000 in shares of Salary.com common stock. The number of shares of common stock to be issued equaled $500,000 divided by the average closing sales price of Salary.com’s common stock for the period of 10 trading days prior to the closing date. Accordingly, on August 3, 2007, the Company issued 38,565 shares of common stock to the Seller (as defined in the Asset Purchase Agreement) in a private placement and without registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued August 8, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALARY.COM, INC.

Date: August 9, 2007	By:	/s/ Kenneth S. Goldman
Kenneth S. Goldman
Senior Vice President,
Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description
99.1	Press release issued August 8, 2007.

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